Montgomery Financial
                                   Corporation

       119 East Main Street - P.O. Box 776 - Crawfordsville, Indiana 47933
                              Phone (765) 362-4710




                                                           FOR IMMEDIATE RELEASE
                                                           NOVEMBER 9, 2000




                        MONTGOMERY FINANCIAL CORPORATION

               ANNUAL SHAREHOLDERS' MEETING HELD OCTOBER 17, 2000

CRAWFORDSVILLE, INDIANA - Montgomery Financial Corporation (NASDAQ: "MONT"), holding company for Montgomery Savings, A Federal Association, announced that at its annual shareholders' meeting, held on October 17, 2000, Earl F. Elliott, Mark E. Foster and Robert C. Wright were re-elected directors for three year terms. Shareholders also ratified the selection of Olive, LLP as auditors for another year.

At the  reorganization  meeting,  following the  shareholders'  meeting,  C. Rex
Henthorn was elected Chairman and Earl F. Elliott Vice-Chairman of the Montgomery Financial Corporation of the board. J. Lee Walden was elected President and Chief Executive Officer, Steven W. Brier was named Vice President and Chief Financial Officer and Nancy L. McCormick will continue as Secretary of the Corporation.

Montgomery Savings, AFA's home office is located in Crawfordsville, Indiana, and has other offices located in Montgomery, Fountain, Tippecanoe and Warren Counties. Elliott, Foster and Wright were also re-elected as Directors of Montgomery Savings, AFA for three year terms. At the Montgomery Savings, AFA reorganization meeting J. Lee Walden was re-elected President and was elected to replace Elliott as Chief Executive Officer. Elliott will remain Chairman of the Board. Other officers named were: Steven W. Brier, Executive Vice President and Nancy L. McCormick, Senior Vice President and Secretary.

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